Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated September 6, 2007, relating to the financial statements of Hambrecht Asia Acquisition Corp., and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ Rothstein, Kass & Company, PC

Roseland, New Jersey
September 18, 2007